Exhibit 4.2

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Second Amended and Restated Investors’ Rights Agreement (this “Agreement”) is made and entered into as of August 8, 2008 by and among Palo Alto Networks, Inc., a Delaware corporation (the “Company”), and the persons and entities listed on Exhibit A hereto (each an “Investor” and collectively, the “Investors”).

A. Certain of the Investors are holders of outstanding shares of the Company’s Series A-1 Preferred Stock and Series A-2 Preferred Stock (together, the “Series A Stock”) purchased pursuant to that certain Series A Preferred Stock Purchase Agreement dated as of April 11, 2005 by and among the Company and certain of the Investors, as amended January 12, 2006 (such agreement, as amended from time to time, the “Series A Agreement”). Certain of the Investors are holders of outstanding shares of the Company’s Series B Preferred Stock (the “Series B Stock”) purchased pursuant to that certain Series B Preferred Stock Purchase Agreement dated as of May 25, 2007 by and among the Company and certain of the Investors (such agreement, as amended from time to time, the “Series B Agreement”). Investors holding Series A Stock and Series B Stock have been granted certain information and registration rights and rights of first refusal under an Amended and Restated Investors’ Rights Agreement by and among the Company and such Investors dated as of May 25, 2007 (the “Prior Rights Agreement”).

B. Certain Investors have agreed to purchase shares of the Company’s Series C Preferred Stock (the “Series C Stock” and together with the Series A Stock and the Series B Stock constitute the “Preferred Stock”) pursuant to a certain Series C Preferred Stock Purchase Agreement dated of even date herewith, as may hereafter be amended from time to time (the “Series C Agreement”). The Series C Agreement provides that, as a condition to such Investors’ purchase of Series C Stock thereunder, the Company will grant such Investors the rights set forth herein.

C. The Company and the Investors who are signatories to the Prior Rights Agreement (the “Prior Investors”) desire to enter into this Agreement in order to amend, restate and replace their rights and obligations under the Prior Rights Agreement with the rights and obligations set forth in this Agreement. Section 4.2 of the Prior Rights Agreement provides that the Prior Rights Agreement may be amended by the written consent of the Company and holders of at least sixty-six and two-thirds percent (66 2/3%) of the Investors’ Shares (as defined in the Prior Rights Agreement) and the undersigned Prior Investors hold at least 66 2/3% of the Investors’ Shares, as so defined.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1. INFORMATION RIGHTS.

1.1 Financial Information. The Company covenants and agrees that for so long as any Investor holds at least Two Hundred Thousand (200,000) shares of Preferred Stock and/or the equivalent number (on an as-converted basis) of shares of Common Stock of the Company (the “Common Stock”) issued upon the conversion of such shares of Preferred Stock (the “Conversion Stock”), the Company will:

(a) Annual Reports. Furnish to each such Investor, as soon as practicable and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, a consolidated Balance Sheet as of the end of such fiscal year, a consolidated Statement of Operations and a consolidated Statement of Cash Flows of the Company and its subsidiaries for such year, setting forth in each case in comparative form the figures from the Company’s previous fiscal year (if any), all prepared in accordance with generally accepted accounting principles and practices and audited by nationally recognized independent certified public accountants;

(b) Quarterly Reports. Furnish to each such Investor as soon as practicable, and in any case within forty-five (45) days after the end of each fiscal quarter of the Company (except the last quarter of the Company’s fiscal year), quarterly unaudited financial statements, including an unaudited Balance Sheet, an unaudited Statement of Operations, and an unaudited Statement of Cash Flows;

(c) Monthly Reports. Furnish to each such Investor as soon as practicable, and in any case within thirty (30) days after the end of each calendar month (except the last month of the Company’s fiscal year), monthly unaudited financial statements, including an unaudited Balance Sheet, an unaudited Statement of Operations and an unaudited Statement of Cash Flows; and

(d) Annual Budget. Furnish to each such Investor as soon as practicable and in any event no later than thirty (30) days after the close of each fiscal year of the Company, an annual operating plan and budget, prepared on a monthly basis, for the next immediate fiscal year. The Company shall also furnish to such Investor, within a reasonable time of their preparation, amendments to the annual budget, if any.

(e) Other Information. Furnish to each such Investor other information relating to the financial condition, business or corporate affairs of the Company as the Investor may from time to time request, provided, however, that the Company shall not be obligated under this subsection (e) or any other subsection to provide information that it deems in good faith to be a trade secret or similar confidential information.

Each Investor agrees to hold all information received pursuant to this Section in confidence, and not to use or disclose any of such information to any third party, except to the extent such information may be made publicly available by the Company or was in the possession of such party prior to the disclosure thereof by the Company, or to the extent such Investor may be compelled or required by law, regulations, or a judicial or any government or other regulatory body to disclose such information. Notwithstanding the foregoing, such Investor may provide (i) any such information to its general partner or fund manager (and its members or officers), lenders, consultants, accountants, and attorneys and (ii) general and financial information for purposes of fund financial reporting. Furthermore, nothing in this paragraph shall restrict any Investor’s ability to disclose the existence and nature of its relationship with the Company to its affiliates, members or partners, or to provide its affiliates, members or partners with periodic reports and such other information about the Company prepared by such Investor in the ordinary course of its business.

1.2 Inspection Rights. The Company shall permit each Investor who holds at the time of such request at least two percent (2.0%) of the Company’s Fully Diluted Shares (as defined below) to visit and inspect the Company’s properties, to examine its minutes, consents, books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, at such Investor’s expense, all at such reasonable times as may be requested upon prior notice by such Investor.

1.3 Termination of Certain Rights. The Company’s obligations under Sections 1.1 and 1.2 above will terminate upon the closing of the Company’s initial public offering of Common Stock pursuant to an effective registration statement filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of Common Stock for the account of the Company in which the aggregate public offering price (before deduction of underwriters’ discounts and commissions) equals or exceeds Fifty Million Dollars ($50,000,000).

1.4 Fully Diluted Shares. As used in Section 1.2, the term “Fully Diluted Shares” shall mean the sum of (a) all shares of Common Stock of the Company that are outstanding at the time in question, plus (b) all shares of Common Stock of the Company issuable upon conversion of all shares of Preferred Stock or other stock or securities convertible into or exchangeable for shares of Common Stock (“Convertible Securities”) that are outstanding at the time in question, plus (c) all shares of Common Stock of the Company that are issuable upon the exercise of rights, warrants or options that are outstanding at the time in question, assuming the full conversion or exchange into Common Stock of all such rights or options that are rights or options to purchase or acquire Preferred Stock or other Convertible Securities, plus (d) all shares of Common Stock of the Company that are reserved for future grants of awards, rights or options under the Company’s equity incentive plan(s).

2. REGISTRATION RIGHTS.

2.1 Definitions. For purposes of this Section 2:

(a) Registration. The terms “register,” “registration” and “registered” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

(b) Registrable Securities. The term “Registrable Securities” means:

(i) all the shares of Common Stock of the Company issuable or issued upon the conversion of any shares of Series A Stock, Series B Stock and Series C Stock that are now owned or may hereafter be acquired by any Investor or any Investor’s permitted successors and assigns;

(ii) for the purposes of Sections 2.3 through 2.12 only, Common Stock directly or indirectly issuable upon conversion or exercise of those certain Warrants to purchase 200,000 shares of Series A-2 Preferred Stock and those certain Warrants to purchase 25,380 shares of Series B Stock held by Silicon Valley Bank and Gold Hill Venture Lending 03 LP; and

(iii) any shares of Common Stock of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clauses (i) and (ii) of this subsection excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement or any Registrable Securities with respect to which, pursuant to Section 2.11 hereof, the holders are no longer entitled to registration rights pursuant to Sections 2.2, 2.3 or 2.4 hereof.

(c) Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of shares of Common Stock which are Registrable Securities that are then (i) issued and outstanding or (ii) issuable pursuant to the exercise or conversion of then outstanding and then exercisable and qualifying options, warrants or convertible securities.

(d) Holder. The term “Holder” means any person owning of record Registrable Securities or any assignee of record of such Registrable Securities to whom rights set forth herein have been duly assigned in accordance with this Agreement; provided, however, that the Company shall in no event be obligated to register shares of Preferred Stock, and that Holders of Registrable Securities will not be required to convert their shares of Preferred Stock into Common Stock in order to exercise the registration rights granted hereunder, until immediately before the closing of the offering to which the registration relates.

(e) Form S-3. The term “Form S-3” means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f) SEC. The term “SEC” or “Commission” means the U.S. Securities and Exchange Commission.

(g) Affiliate. The term “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified and includes without limitation any person meeting the definition of “affiliate” set forth in Rule 405 of the Securities Act.

2.2 Demand Registration.

(a) Request by Holders. If the Company shall receive at any time after the earlier of May 25, 2010 or six (6) months after the effective date of the Company’s initial public offering of its securities pursuant to a registration filed under the Securities Act, a written request from the Holders of at least forty percent (40%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2.2, then the Company shall, within twenty (20) days after the receipt of such written request, give written notice of such request (the “Request Notice”) to all Holders, and effect, as soon as practicable, the registration under the Securities Act of all

Registrable Securities which Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2; provided that the Registrable Securities requested by all Holders to be registered pursuant to such request must either (i) be at least forty percent (40%) of all Registrable Securities then outstanding or (ii) have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than Five Million Dollars ($5,000,000). A registration statement filed pursuant to this Section 2.2 may include other securities of the Company with respect to which registration rights have been granted in accordance with the terms of this Agreement.

(b) Underwriting. If the Holders initiating the registration request under this Section 2.2 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in subsection 2.2(a). In such event, the right of any Holder to include his, her, or its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company. The Company shall not be required to include any securities of any Holder in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it and enters into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company. Notwithstanding any other provision of this Section 2.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall in no event be reduced unless all other securities of the Company, including but not limited to securities held by stockholders of the Company that are not Holders, are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

(c) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 2.2, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the

Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such one hundred twenty (120) day period (other than (i) a registration relating solely to the sale of securities of participants in a Company stock plan, (ii) a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or (iv) a registration in which the only Common Stock being registered its Common Stock issuable upon conversion of debt securities that are also being registered.

(d) Other Limitations on Demand Registrations. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.2:

(i) after the Company has effected two (2) registrations pursuant to this Section 2.2 and such registrations have been declared or ordered effective;

(ii) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 2.3 hereof; provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to be effective.

(e) Expenses. All expenses incurred in connection with a registration pursuant to this Section 2.2, including without limitation all registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders, which may be counsel for the Company (but excluding underwriters’ discounts and commissions), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 2.2 shall bear such Holder’s proportionate share (based on the number of shares sold by such Holder over the total number of shares included in such registration at the time it is declared effective) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering and the fees and disbursements of any special counsel of the Holders other than the one counsel for the selling Holders described in the prior sentence. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree to forfeit their right to one (1) demand registration pursuant to this Section 2.2 (in which case such right shall be forfeited by all Holders of Registrable Securities); provided, further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their demand registration rights pursuant to this Section 2.2.

2.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2.2 or Section 2.4 of this Agreement or to any employee benefit plan or a corporate reorganization or other transaction covered by Rule 145 promulgated under the Securities Act, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities,) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a) Underwriting. If a registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the number of Registrable Securities each such Holder has requested to be included in the registration and third, to the holders of other securities of the Company. Notwithstanding the foregoing, in no event shall the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice, given in accordance with Section 6.1 hereof, to the Company and the underwriter delivered at least five (5) days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and stockholders of such Holder, or the estates and family members of any such partners, retired partners, members, retired members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b) Expenses. All expenses incurred in connection with a registration pursuant to this Section 2.3, including without limitation all registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders, which may be counsel for the Company (but excluding underwriters’ discounts and commissions), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 2.3 shall bear such Holder’s proportionate share (based on the number of shares sold by such Holder over the total number of shares included in such registration at the time it goes effective) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering and the fees and disbursements of any counsel for the participating Holders other than the one counsel for the selling Holders described in the prior sentence.

2.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will do the following:

(a) Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities.

(b) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i) if Form S-3 is not available for such offering;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than One Million Dollars ($1,000,000);

(iii) if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve (12) month period for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 2.4 and provided that the Company shall not register any securities for the account of itself or any other stockholder during such one hundred twenty (120) day period (other than (A) a registration relating solely to the sale of securities of participants in a Company stock plan, (B) a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, (C) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or (D) a registration in which the only Common Stock being registered as Common Stock issuable upon conversion of debt securities that are also being registered);

(iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 2.4; or

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Expenses. Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered pursuant to this Section 2.4 as soon as practicable after receipt of the request or requests of the Holders for such registration. The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Section 2.4, (excluding underwriters’ or brokers’ discounts and commissions), including without limitation all filing, registration and qualification, printers’ and accounting fees and the reasonable fees and disbursements of one (1) counsel for the selling Holder or Holders and counsel for the Company. Each Holder participating in a registration pursuant to this Section 2.4 shall bear such Holder’s proportionate share (based on the number of shares sold by such Holder over the total number of shares included in such registration at the time it goes effective) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering.

(d) Not Demand Registration. Form S-3 registrations shall not be deemed to be demand registrations as described in Section 2.2 above.

2.5 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, subject to the provisions of Section 2.5(k) below, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement and, in connection with any registration on Form S-3 pursuant to Section 2.4 above, use reasonable, diligent efforts to timely file all reports required under the Securities Exchange Act of 1934, as amended, in order to maintain the right to continue to use such Form and to maintain such registration in effect.

(c) Promptly notify the Holders of the effectiveness of such registration statement and furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d) Following the effective date of such registration statement, notify the Holders of any request by the SEC that the Company amend or supplement such registration statement, or the associated prospectus.

(e) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting hereby agrees to also enter into and perform its obligations under such an agreement.

(g) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(h) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (2) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(i) Cause all such Registrable Securities registered pursuant to this Section 2 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed.

(j) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(k) Notwithstanding any other provision of this Agreement, from and after the time a registration statement filed under this Section 2 covering Registrable Securities is declared effective, the Company shall have the right to suspend the registration statement and the related prospectus in order to prevent premature disclosure of any material non-public information related to corporate developments by delivering notice of such suspension to the Holders, provided, however, that the Company may exercise the right to such suspension only once in any 12-month period and for a period not to exceed 90 days and provided further that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates) except pursuant to pre-existing Rule 10b-5(1) trading plans. From and after the date of a notice of suspension under this Section 2.5, each Holder agrees not to use the registration statement or the related prospectus for resale of any Registrable Security until the earlier of (1) notice from the Company that such suspension has been lifted or (2) the 90th day following the giving of the notice of suspension. In the event of the suspension of effectiveness of any registration statement pursuant to this Section 2.5(k), the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

(l) Cooperate with the Holders requesting registration pursuant to this Agreement, the underwriters participating in the offering and their counsel in any due diligence investigation reasonably requested by the Holders or the underwriters in connection therewith, and participate, to the extent reasonably requested by the managing underwriter for the offering or the Holders, in efforts to sell the Registrable Securities under the offering (including without limitation, participating in “roadshow” meetings with prospective investors) that would be customary for underwritten primary offerings of a comparable amount of equity securities by the Company. shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

2.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, the “Violations” and, individually, a “Violation”):

(1) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; or

(2) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(3) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement.

The Company will reimburse each such Holder, partner, member, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this subsection 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

(b) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration. Each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, member, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this Section 2.8(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

(c) Notice. Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 2.8 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d) Contribution. If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by such indemnified party with respect to such loss, liability, claim, damage or expense in the proportion that is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In any such case, (A) no such Holder will be required to contribute any amount in excess of net proceeds received by such Holder (when combined with any amounts paid by such Holder pursuant to Section 2.8(b)) from all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e) Conflict with Underwriting Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement will control.

(f) Survival. The obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

2.9 “Market Stand-Off” Agreement. Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Registrable Securities or other shares of stock of the Company then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) for up to one hundred eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act; provided, however, that:

(a) such agreement shall be applicable only to the first such registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering but not to Registrable Securities sold pursuant to such registration statement;

(b) (i) all executive officers and directors of the Company then holding Common Stock of the Company and (ii) stockholders holding 1% of the total equity of the Company, enter into similar agreements; and

(c) the Company shall use reasonable efforts to ensure that such market stand-off agreement (i) provides for periodic early releases of portions of the securities subject thereto upon the occurrence of certain specified events and (ii) provides that in the event of any early release, all Holders will be released on a pro rata basis from such market stand-off agreement. For purposes of this Section 2.9, the term “Company” shall include any wholly-owned subsidiary of the Company into which the Company merges or consolidates. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of stock of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Each Holder further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing within any reasonable timeframe so requested.

2.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form S-3, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) So long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration or pursuant to such form (at any time after the Company has become subject to the reporting requirements of the Exchange Act).

2.11 Termination of the Company’s Obligations. The Company shall have no obligations pursuant to Sections 2.2 through 2.4 with respect to: (a) any request or requests for registration made by any Holder on a date more than seven (7) years after the closing date of the Company’s initial public offering of Common Stock pursuant to an effective registration statement filed under the Securities Act covering the offer and sale of Common Stock for the account of the Company in which the aggregate public offering price (before deduction of underwriters’ discounts and commissions) equals or exceeds Fifty Million Dollars ($50,000,000); or (b) any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 2.2, 2.3 or 2.4 if all such Registrable Securities proposed to be sold by a Holder may be sold in a three (3) month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

2.12 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 2.2, 2.3 or 2.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of the securities of such holder or prospective holder will not reduce the amount of the Registrable Securities of the Holders which is included, or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 2.2(a), or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 2.2.

3. RIGHT OF FIRST REFUSAL.

3.1 General. Each Holder (as defined in Section 2.1(d)) and any party to whom such Holder’s rights under this Section 3 have been duly assigned in accordance with Section 4.1(b) (each such Holder or assignee being hereinafter referred to as a “Rights Holder”) has the right of first refusal to purchase such Rights Holder’s Pro Rata Share (as defined below) of all (or any part) of any “New Securities” (as defined in Section 3.2) that the Company may from time to time issue after the date of this Agreement, provided, however, such Rights Holder shall have no right to purchase any such New Securities if such Rights Holder cannot demonstrate to the Company’s reasonable satisfaction that such Rights Holder is at the time of the proposed issuance of such New Securities an “accredited investor” as such term is defined in Regulation D under the Securities Act. A Rights Holder’s “Pro Rata Share” for purposes of this right of first refusal is the ratio of (a) the number of Registrable Securities as to which such Rights Holder is the Holder, to (b) a number of shares of Common Stock of the Company equal to the sum of (i) the total number of shares of Common Stock of the Company then outstanding plus (ii) the total number of shares of Common Stock of the Company into which all then outstanding shares of Preferred Stock (or other Convertible Securities) are then convertible plus (iii) the number of shares of Common Stock of the Company obtainable upon the exercise of all then outstanding options under any stock purchase or stock option plan of the Company and the exercise of outstanding warrants (assuming the full conversion or exchange into Common Stock of shares issued upon exercise of all such options or warrants that are options or warrants to purchase or acquire Preferred Stock or other Convertible Securities).

3.2 New Securities. “New Securities” shall mean any Common Stock or Preferred Stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Stock or Preferred Stock; provided, however, that the term “New Securities” does not include

(a) shares of Common Stock issued or issuable upon conversion of shares of all the series of the Preferred Stock, whether currently outstanding or issued hereafter;

(b) any shares of Common Stock (or options, warrants or rights therefor) granted or issued hereafter to employees, officers, directors, contractors, consultants or advisers to, the Company or any subsidiary of the Company, for the primary purpose of retaining the services of the foregoing, pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by a majority of the Board of Directors;

(c) any shares of the Company’s Common Stock or Preferred Stock (and/or options or warrants therefor) issued or issuable to parties that are (i) strategic partners investing in connection with a commercial relationship with the Company or (ii) providing the Company with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or similar transactions, under arrangements, in each case, approved by a majority of the Board of Directors and entered into for other than primarily equity financing purposes;

(d) any shares of Common Stock or Preferred Stock issued pursuant to the bona fide acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity; provided that such transaction or series of transactions has been approved by a majority of the Company’s Board of Directors;

(e) any shares of Series C Stock issued under the Series C Agreement, as such agreement may be amended;

(f) shares of Common Stock or Preferred Stock issuable upon exercise of any options, warrants or rights to purchase any securities of the Company outstanding as of the date of this Agreement and any securities issuable upon the conversion thereof;

(g) shares of the Company’s Common Stock or Preferred Stock issued in connection with any stock split or stock dividend or recapitalization;

(h) shares of Common Stock issued or issuable in a public offering prior to or in connection with which all outstanding shares of Preferred Stock will be converted to Common Stock; and

(i) any shares of Common Stock or Preferred Stock (or options, or warrants or rights to acquire same) issued or issuable hereafter that are (i) approved by the Board of Directors and (ii) approved by the vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Preferred Stock, voting together as a single class and on an as-converted basis, as being excluded from the definition of “New Securities” under this Section 3.2.

3.3 Procedures. In the event that the Company proposes to undertake an issuance of New Securities, it shall give to each Rights Holder a written notice of its intention to issue New Securities (the “Notice”), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities given in accordance with Section 6.1 hereof. Each Rights Holder shall have ten (10) days from the date such Notice is effective, as determined pursuant to Section 6.1 hereof based upon the manner or method of notice, to agree in writing to purchase such Rights Holder’s Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder’s Pro Rata Share). If any Rights Holder fails to so agree in writing within such ten (10) day period to purchase such Rights Holder’s full Pro Rata Share of an offering of New Securities (a “Nonpurchasing Holder”), then such Nonpurchasing Holder shall forfeit the right hereunder to purchase that part of his Pro Rata Share of such New Securities that he, she or it did not so agree to purchase and the Company shall promptly give each Rights Holder who has timely agreed to purchase his full Pro Rata Share of such offering of New Securities (a “Purchasing Holder”) written notice of the failure of any Nonpurchasing Holder to purchase such Nonpurchasing Rights Holder’s full Pro Rata Share of such offering of New Securities (the “Overallotment Notice”). Each Purchasing Holder shall have a right of overallotment such that such Purchasing Holder may agree to purchase a portion of the Nonpurchasing Holders’ unpurchased Pro Rata Shares of such offering on a pro rata basis according to the relative Pro Rata Shares of the Purchasing Holders, at any time within five (5) days after receiving the Overallotment Notice.

The rights provided in this Section 3 may be assigned or transferred by any Holder that is a venture capital fund to an affiliated venture capital fund or, if such Holder is a partnership or limited liability company, to the partners or retired partners of such partnership Holder or to the members or retired members of such limited liability company Holder.

3.4 Failure to Exercise. In the event that the Rights Holders fail to exercise in full the right of first refusal within such fifteen (15) day period, then the Company shall have one hundred twenty (120) days thereafter to sell the New Securities with respect to which the Rights Holders’ rights of first refusal hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Company’s Notice to the Rights Holders. In the event that the Company has not issued and sold the New Securities within such one hundred twenty (120) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this Section 3.

3.5 Termination. This right of first refusal shall terminate (a) upon the closing of the Company’s initial public offering of Common Stock pursuant to an effective registration statement filed under the Securities Act covering the offer and sale of Common Stock for the account of the Company in which the aggregate public offering price (before deduction of underwriters’ discounts and commissions) equals or exceeds Fifty Million Dollars ($50,000,000) or (b) upon the closing of a Liquidation Event (as such term is defined in the Company’s Restated Certificate of Incorporation, as it may be amended) in connection with which all proceeds received by the Company’s stockholders are cash and/or publicly traded securities.

4. ASSIGNMENT AND AMENDMENT.

4.1 Assignment. Notwithstanding anything herein to the contrary:

(a) Information and Inspection Rights. The rights of an Investor under Section 1 hereof may be assigned only to a party who acquires from an Investor (or an Investor’s permitted assigns) the number of shares of Preferred Stock and/or an equivalent number (on an as-converted basis) of shares of Conversion Stock that is required in order to be entitled to information or inspection rights under Section 1.1 or 1.2 hereof, respectively.

(b) Registration Rights; Refusal Rights. The registration rights of a Holder under Section 2 hereof and the rights of first refusal of a Rights Holder under Section 3 hereof may be assigned only to a party who acquires at least 200,000 shares of Preferred Stock and/or an equivalent number (on an as-converted basis) of Registrable Securities issued upon conversion thereof (each as adjusted for stock splits, stock dividends, combinations and the like); provided, however that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided further, that any such assignee of such rights is not deemed by the Board of Directors of the Company, in its reasonable judgment, to be a competitor of the Company; and provided further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 4. Notwithstanding anything herein to the contrary, the registration and/or first refusal rights of a Holder under Section 2 hereof may be assigned to (i) a subsidiary, parent, partner, limited partner, retired partner, member, retired member, Affiliate, affiliated venture capital fund or stockholder of a Holder or (ii) a Holder’s family member or trust for the benefit of an individual Holder.

4.2 Amendment and Waiver of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors (and/or any of their permitted successors or assigns) holding shares of Preferred Stock and/or Conversion Stock representing and/or convertible into at least sixty-six and two-thirds percent (66 2/3%) of all the Investors’ Shares (as defined below); provided however, that the grant to third parties of piggyback registration rights under Section 2.3 hereof on a pari passu basis with the piggyback registration rights of the Investors under Section 2.3, if such grant is approved by the Board of Directors, shall not be deemed to be a material and adverse change to the piggyback registration rights of the Investors under this Agreement and shall not require the consent of the Investors. As used herein, the term “Investors’ Shares” shall mean the shares of Common Stock then issuable upon conversion of all then outstanding shares of Series A Stock issued under the Series A Agreement, the Series B Stock issued under the Series B Agreement and the Series C Stock issued under the Series C Agreement plus all then outstanding shares of Conversion Stock that were issued upon the conversion of any shares of such Series A Stock, Series B Stock or Series C Stock. Any amendment or waiver effected in accordance with this Section 4.2 shall be binding upon each Investor, each Holder, each permitted successor or assignee of such Investor or Holder and the Company.

5. OPTION GRANTS AND STOCK ISSUANCES.

5.1 Vesting of Shares. Capital stock sold and options granted to employees and consultants of the Company will be subject to (i) vesting over four (4) years, with 25% of the shares vesting at the end of the first year and with the remaining shares vesting in equal monthly installments over the following 36 months, (ii) a 180-day lockup period in connection with the Company’s initial public offering and (iii) a right of first refusal in favor of the Company, unless otherwise approved by the Board of Directors, including a majority of the directors elected by the holders of Preferred Stock.

6. GENERAL PROVISIONS.

6.1 Notices. Any notice required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given to such party under this Agreement on the earliest of the following:

(a) the date of personal delivery;

(b) one (1) business day after transmission by facsimile or telecopier, addressed to the other party at its facsimile number or telecopier address specified herein (or hereafter noticed to the parties hereto), with written confirmation of transmission;

(c) one (1) business day after deposit with an express courier for United States deliveries, or three (3) business days after such deposit for deliveries outside of the United States; or

(d) three (3) business days after deposit in the United States mail by registered or certified mail for United States deliveries.

All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below such party’s signature on this Agreement or on an Exhibit hereto, or at such other address as such other party may designate by ten (10) days’ advance written notice to the other parties hereto. All notices for delivery outside the United States will be sent by facsimile or by express courier. Any notice given hereunder to more than one person will be deemed to have been given, for purposes of counting time periods hereunder, on the date effectively given to the last party required to be given such notice. Notices to the Company should be marked “Attention: Chief Executive Officer” and should be delivered to 232 East Java Drive, Sunnyvale, California 94089.

6.2 Entire Agreement. This Agreement and the documents referred to herein, together with all the Exhibits hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

6.3 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.

6.4 Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the foregoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

6.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

6.6 Successors and Assigns. Subject to the provisions of Section 4.1, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

6.7 Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.

6.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

6.9 Costs and Attorneys’ Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

6.10 Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

6.11 Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

6.12 Facsimile Signatures. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

6.13 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates or affiliated entities (including affiliated venture capital funds) or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

6.14 New Investors. Notwithstanding anything herein to the contrary, if pursuant to Section 1.4 of the Series C Agreement, additional parties purchase shares of Series C Stock at an Additional Closing thereunder, then each such new Investor shall become a party to this Agreement as an “Investor” hereunder, without the need of obtaining any consent, approval or signature of any Investor when such new Investor has both: (a) purchased shares of Series C Stock under the Series C Agreement and paid the Company all consideration payable for such shares and (b) executed one or more counterpart signature pages to this Agreement as an “Investor”.

6.15 Waiver of Notice Rights. The Prior Investors hereby waive any notice period required under Section 3 of the Prior Rights Agreement with respect to the sale and issuance by the Company of the Series C Stock pursuant to the Series C Agreement (and any Common Stock issuable upon the conversion thereof).

6.16 Prior Agreement Superseded. Pursuant to Section 4.2 of the Prior Rights Agreement, the Prior Investors hereby amend and restate the Prior Rights Agreement to read in its entirety as set forth in this Agreement, all with the intent and effect that the Prior Rights Agreement shall hereby be terminated and entirely replaced and superseded by this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Second Amended and-Restated Investors’ Rights Agreement as of the date first written above.

PALO ALTO NETWORKS, INC.

By:	/s/ Lane Bess
Name:	Lane Bess
Title:	President and CEO

Signature Page to the Palo Alto Networks, Inc.

Second Amended and Restated Investors Rights Agreement

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

LEHMAN BROTHERS VENTURE PARTNERS V L.P.

By: Lehman Brothers Venture Associates V L.P., its General Partner

By: Lehman Brothers Venture Associates V LLC., its General Partner

By:	/s/ James A. Hinson
Name:	James A. Hinson
Title:	Vice President

LEHMAN BROTHERS VENTURE PARTNERS V-P, L.P.

By: Lehman Brothers Venture Associates V L.P., its General Partner

By: Lehman Brothers Venture Associates V LLC., its General Partner

By:	/s/ James A. Hinson
Name:	James A. Hinson
Title:	Vice President

Signature Page to the Palo Alto Networks, Inc.

Second Amended and Restated Investors Rights Agreement

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

GLOBESPAN CAPITAL PARTNERS V, L.P.

By:	Globespan Management Associates V, L.P., its sole General Partner

By:	Globespan Management Associates V, LLC, its sole General Partner

By:	/s/ Mary F. Beylock
Name:	Mary F. Bevlock
Title:	Authorized Signatory

Signature Page to the Palo Alto Networks, Inc.

Second Amended and Restated Investors Rights Agreement

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

GREYLOCK XI LIMITED PARTNERSHIP

GREYLOCK XI-A LIMITED PARTNERSHIP

By: Greylcok XI GP Limited Partnership, its General Partner

By:	/s/ Donald A. Sullivan
Name:	Donald A. Sullivan
Title:	Administrative Partner

GREYLOCK XI PRINCIPALS LLC

By: Greylock Management Corporation, Sole Member

By:	/s/ Donald A. Sullivan
Name:	Donald A. Sullivan
Title:	Treasurer

Signature Page to the Palo Alto Networks, Inc.

Second Amended and Restated Investors Rights Agreement

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Second . Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

SEQUOIA CAPITAL XI

SEQUOIA TECHNOLOGY PARTNERS XI

SEQUOIA CAPITAL XI PRINCIPALS FUND

By:	SC XI Management, LLC A Delaware Limited Liability Company General Partner of Each

By:	/s/ James Goetz
Managing Member

Signature Page to the Palo Alto Networks, Inc.

Second Amended and Restated Investors Rights Agreement

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

SEQUOIA CAPITAL GROWTH FUND III

SEQUOIA CAPITAL GROWTH PARTNERS III

SEQUOIA CAPITAL GROWTH III PRINCIPALS FUND

By:	SCGF III Management, LLC A Delaware Limited Liability Company General Partner of Each

By:	/s/ James Goetz
Managing Member

Signature Page to the Palo Alto Networks, Inc.

Second Amended and Restated Investors Rights Agreement

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

NIR ZUK

Name:	/s/ Nir Zuk

Signature Page to the Palo Alto Networks, Inc.

Second Amended and Restated Investors Rights Agreement

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

F&W INVESTMENTS LLC — SERIES 2006

By:	/s/ Laird H. Simons III
Name:	Laird H. Simons III
Title:	Managing Member

Signature Page to the Palo Alto Networks, Inc.

Second Amended and Restated Investors Rights Agreement

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

F&W INVESTMENTS II LLC — SERIES 2008

By:	/s/ Laird H. Simons III
Name:	Laird H. Simons III
Title:	Managing Member

Signature Page to the Palo Alto Networks, Inc.

Second Amended and Restated Investors Rights Agreement

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

SHLOMO KRAMER

By:	/s/ Shlomo Kramer
Name:
Title:

Signature Page to the Palo Alto Networks, Inc.

Second Amended and Restated Investors Rights Agreement

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

CHANDNA FAMILY REVOCABLE TRUST DTD 4/13/98

By:	/s/ Asheem Chandna
Name:	Asheem Chandna
Title:	Trustee

Signature Page to the Palo Alto Networks, Inc.

Second Amended and Restated Investors Rights Agreement

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above,

INVESTORS:

RAJIV BATRA AND RITU BATRA AS TRUSTEES OF THE BATRA FAMILY TRUST U/A/D 5th OF JANUARY 2006

By:	/s/ Rajiv Batra
Name:	Rajiv Batra
Title:	Trustee

By:	/s/ Ritu Batra
Name:	Ritu Batra
Title:	Trustee

Signature Page to the Palo Alto Networks, Inc.

Second Amended and Restated Investors Rights Agreement

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

YUMING MAO

Name:	/s/ Yuming Mao

Signature Page to the Palo Alto Networks, Inc.

Second Amended and Restated Investors Rights Agreement

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

RAKESH LOONKAR

By:	/s/ Rakesh Loonkar
Name:	Rakesh K. Loonkar
Title:

Signature Page to the Palo Alto Networks, Inc.

Second Amended and Restated Investors Rights Agreement

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

PALO ALTO NETWORKS OF ELEVEN RINGS, LLC HARRIS BARTON/HRJ CAPITAL

By:	/s/ Jeff Bloom /s/ Harris Barton
Name:	Jeff Bloom & Harris Barton
Title:	Managing Member & Managing Member

Signature Page to the Palo Alto Networks, Inc.

Second Amended and Restated Investors Rights Agreement

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

HAWKSWATCH HOLDINGS GS LLC

By:	/s/ William A. Lanfri
Name:	William A. Lanfri
Title:	Sole Member

Signature Page to the Palo Alto Networks, Inc.

Second Amended and Restated Investors Rights Agreement

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

NCD INVESTORS, A DELAWARE MULTIPLE SERIES LLC

By:	/s/ Thomas Vardell
Name:	Thomas Vardell
Title:	Managing Member

Signature Page to the Palo Alto Networks, Inc.

Second Amended and Restated Investors Rights Agreement

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

GOLD HILL VENTURE LENDING 03, LP

By:	/s/ Rob Helm
Name:	Rob Helm
Title:	Managing Director

Signature Page to the Palo Alto Networks, Inc.

Second Amended and Restated Investors Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement on the date and year first written above.

INVESTOR:

KRANZ & ASSOCIATES LLC

By:	/s/ Deborah Kranz
Name:	Deborah Kranz
Title:	Partner

Signature Page to the Palo Alto Networks, Inc.

Second Amended and Restated Investors Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement on the date and year first written above.

INVESTOR:

LANE BESS

Name:	/s/ Lane Bess

Signature Page to the Palo Alto Networks, Inc.

Second Amended and Restated Investors Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement on the date and year first written above.

INVESTOR:

THE HOLMAN GROUP, INC. PROFIT SHARING TRUST

By:	/s/ Jonathan S. Holman
Name:	Jonathan S. Holman
Title:	Trustee, The Holman Group, Inc. Profit Sharing Trust

Signature Page to the Palo Alto Networks, Inc.

Second Amended and Restated Investors Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement on the date and year first written above.

INVESTOR:

LARRY LINK

Name:	/s/ Larry Link

Signature Page to the Palo Alto Networks, Inc.

Second Amended and Restated Investors Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement on the date and year first written above.

INVESTOR:

DOUGLAS BURNS

Name:	/s/ Douglas Burns

Signature Page to the Palo Alto Networks, Inc.

Second Amended and Restated Investors Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement on the date and year first written above.

INVESTOR:

LISA MEPHAM

Name:	/s/ Lisa Mepham

Signature Page to the Palo Alto Networks, Inc.

Second Amended and Restated Investors Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement on the date and year first written above.

INVESTORS:

ROBERTO MUNNE AND SUSAN T. MUNNE, AS CO-TRUSTEES OF THE MUNNE LIVING TRUST , DATED NOVEMBER 23, 1999

By:	/s/ Roberto Munne
Name:	Roberto Munne
Title:	Trustee

By:	/s/ Susan T. Munne
Name:	Susuan T. Munne
Title:	Trustee

Signature Page to the Palo Alto Networks, Inc.

Second Amended and Restated Investors Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement on the date and year first written above.

INVESTOR:
(ENTITY)

Name:	Hitachi Systems & Services, Ltd.
(entity name)

By:	/s/ Yoshihiko Saiki
(signature)

Title:	Vice President and Executive Officer

INVESTOR:
(INDIVIDUAL)

Name:
(print name)

By:
(signature)

Signature Page to the Palo Alto Networks, Inc.

Second Amended and Restated Investors Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated investors’ Rights Agreement on the date and year first written above.

INVESTOR:
(ENTITY)

Name:	JAIC- A Top Venture Capital Investment, L.P.
(entity name)

By:	/s/ Toyoji Tatsuoka
(signature)

Title:	Japan Asia Investment Co. Ld., its general partner President & CEO

INVESTOR:
(INDIVIDUAL)

Name:
(print name)

By:
(signature)

Signature Page to the Palo Alto Networks, Inc.

Second Amended and Restated Investors Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement on the date and year first written above.

INVESTOR:

JAFCO TECHNOLOGY PARTNERS III, L.P.

BY:	/s/ H. Joseph Horowitz
Name:	H. Joseph Horowitz
Title:	Managing Director

JTP Management Associates II, L.L.C. Its General Partner

Signature Page to the Palo Alto Networks, Inc.

Second Amended and Restated Investors Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement on the date and ye .r first written above.

INVESTOR:

HERBERT S. MADAN REVOCABLE TRUST 4/23/9

By:	/s/ Herbert S. Madan
Name:	Herbert S. Madan
Title:	Trustee

Signature Page to the Palo Alto Networks, Inc.

Second Amended and Restated Investors Rights Agreement

EXHIBIT A

INVESTORS

Investors	Shares of Series A-1 Preferred Stock Purchased	Shares of Series A-2 Preferred Stock Purchased	Shares of Series B Preferred Stock Purchased	Shares of Series C Preferred Stock Purchased
Lehman Brothers Venture Partners V L.P. [Address] Attention: Facsimile:	0	0	0	1,774,943

Lehman Brothers Venture Partners V-P, L.P. [Address]	0	0	0	489,865

Globespan Capital Partners V, L.P. [Address] [Fax Number]	0	0	4,061,053	817,013

Greylock XI Limited Partnership c/o Greylock Partners [Address] Attention: Don Sullivan [Fax Number]	211,458	7,668,692	2,089,081	2,005,636

Greylock XI-A Limited Partnership c/o Greylock Partners [Address] Attention: Don Sullivan [Fax Number]	5,892	213,642	58,200	55,875

Greylock XI Principals LLC c/o Greylock Partners [Address] Attention: Don Sullivan [Fax Number]	24,150	875,816	238,587	229,057

Sequoia Capital Growth Fund III [Address] [Fax Number]	0	0	0	1,475,592

Sequoia Capital Growth III Principals Fund [Address] [Fax Number]				76,202

Investors	Shares of Series A-1 Preferred Stock Purchased	Shares of Series A-2 Preferred Stock Purchased	Shares of Series B Preferred Stock Purchased	Shares of Series C Preferred Stock Purchased
Sequoia Capital Growth Partners III [Address] [Fax Number]	0	0	0	16,150

Sequoia Capital XI [Address] [Fax Number]	211,772	7,680,022	2,092,167	633,669

Sequoia Capital XI Principals Fund [Address] [Fax Number]	23,038	835,528	227,612	68,938

Sequoia Technology Partners XI [Address] [Fax Number]	6,690	242,600	66,089	20,017

Nir Zuk [Address]	5,667	13,333	5,089	4,846

Tamar Zuk [Address]	11,333	26,667	10,179	0

F&W Investments LLC — Series 2006 [Address] Attn: Laird H. Simons III [Fax Number]	0	50,000	13,393	0

F&W Investments II LLC — Series 2008 [Address] Attn: Laird H. Simons III [Fax Number]	0	0	0	12,753

Shlomo Kramer CPA Amir [Address] [Email]	0	200,000	152,289	505,227

Chandna Family Revocable Trust DTD 4/13/98 [Address] [Email]	0	200,000	53,571	51,014

David B. Stevens [Address]	0	40,000	10,714	0

Investors	Shares of Series A-1 Preferred Stock Purchased	Shares of Series A-2 Preferred Stock Purchased	Shares of Series B Preferred Stock Purchased	Shares of Series C Preferred Stock Purchased
Fengmin Gong [Address]	0	40,000	0	0

Rajiv Batra and Ritu Batra as Trustees of the Batra Family Trust U/A/D 5th of January 2006 [Address] [Email]	0	40,000	10,714	10,202

Yuming Mao [Address] [Email]	0	40,000	10,714	34,844

Rakesh Loonkar [Address]	0	50,000	13,393	28,691

Pradeep and Juhi Aswani [Address] [Email]	0	50,000	13,393	0

Palo Alto Networks of Eleven Rings, LLC Harris Barton/HRJ Capital [Address] Attn: Darren Wong [Email]	0	50,000	50,763	34,844

Hawkswatch Holdings, LLC Attn: Bill Lanfri [Address]	0	0	152,289	505,227

NCD Investors, A Delaware Multiple Series LLC [Address] [Fax Number]	0	0	50,763	1,070,827

Gold Hill Venture Lending 03, LP [Address]	0	0	126,908	69,687

Kranz & Associates LLC [Address]	0	0	0	17,422

Lane Bess [Address]	0	0	0	35,000

The Holman Group, Inc. Profit Sharing Trust [Address]	0	0	0	17,422

Investors	Shares of Series A-1 Preferred Stock Purchased	Shares of Series A-2 Preferred Stock Purchased	Shares of Series B Preferred Stock Purchased	Shares of Series C Preferred Stock Purchased
Larry Link [Address]	0	0	0	34,844

Douglas Burns [Address]	0	0	0	9,756

Lisa Mepham [Address]	0	0	0	6,969

Roberto Munne and Susan T. Munne, as Co-Trustees of the Munne Living Trust , dated November 23, 1999 [Address]	0	0	0	35,000

Hitachi System & Services, Ltd. [Address] Attn : Koichi Saito ko- [Email]	0	0	0	209,059

JAIC America [Address] Attn: Mitch Kitamura [Email]	0	0	0	139,372

JAFCO Technology Partners III, L.P. [Address] [Fax Number] Attn: Takenori Sanami	0	0	0	2,090,592

Herbert S. Madan Revocable Trust 4/23/97 [Address]	0	0	0	174,216

TOTALS:	500,000	18,316,300	9,506,961	12,760,771